SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]                      Filed by a Party other than the
                                                 Registrant [  ]


Check the appropriate  box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting  Material  Pursuant to  ss.240.14a-11(c)  or  ss.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            Thermo Cardiosystems Inc.
                            -------------------------
               (Name of Registrant as Specified in Its Charter)

                            Thermo Cardiosystems Inc.
                            ------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee  required.

[ ]  Fee  computed on table below per  Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

Investor contact: 781-622-1111
Media contact: 781-622-1252


             Thermo Cardiosystems Confirms Receipt of ABIOMED's
                       Withdrawal of Acquisition Proposals

WOBURN, Mass., February 1, 2001 - Thermo Cardiosystems Inc. (ASE:TCA) confirms that it received a letter today from ABIOMED, Inc. (NASDAQ:ABMD) withdrawing its offers to acquire Thermo Cardiosystems.

      The full text of the letter, dated February 1, 2001, is as follows:

      "We are writing today to withdraw all of our offers to acquire Thermo Cardiosystems, Inc. We are disappointed that we were not given the opportunity to demonstrate the resultant value that a combination of ABIOMED and Thermo Cardiosystems could have created. We believe that our offers have been Superior Offers to your existing merger agreement, but we understand that you entered into contractual agreements that limited your ability to speak with us.

      We have always had a friendly and respectful relationship with the people and management of Thermo Cardiosystems, and we look forward to that relationship continuing. Our interest in acquiring Thermo Cardiosystems has been sincere. However, given that it appears to be your wish to continue forward with your current arrangement, we feel that it is appropriate for us to withdraw our offers at this time. Our continuing to pursue our offers could unnecessarily complicate your upcoming shareholder meeting or risk straining the relationship between our companies. Leaving our offers open in the relatively short time remaining until your shareholder meeting could be interpreted as hostile rather than constructive. Given that it was never our intention to appear hostile in this matter, we respectfully withdraw our offers.

      We wish you much continued success in the bridge to transplant and alternative to transplant market segments with your VADs. We are sure that we will continue to see you in the market as we maintain our leadership position in the bridge to recovery market segment and introduce our implantable replacement heart. We are both in the business of saving lives and we should both continue to succeed. Good luck with your endeavors."

      Thermo Cardiosystems Inc. is a leader in the research, development, and manufacture of implantable left ventricular-assist systems (LVAS). Its air-driven and electric HeartMate heart-assist devices are implanted alongside the natural heart and take over the pumping function of the left ventricle for patients whose hearts are too damaged or diseased to produce adequate blood flow. Both devices are approved for commercial sale in the United States, Europe, and Canada. The company also supplies whole-blood coagulation testing equipment and related disposables, as well as single-use skin-incision devices. Thermo Cardiosystems is a public subsidiary of Thermo Electron. More information is available at http://www.thermocardio.com.

                                     -more-

Other Important Information:
The proposed merger and the merger agreement between Thermo Cardiosystems and Thoratec are described in a joint proxy statement/prospectus that has been filed with the Securities and Exchange Commission. You should read this document because it contains important information about the transaction, including the participants in the transaction. You can obtain the joint proxy statement/prospectus and other documents (including the merger agreement) that have been filed with the Securities and Exchange Commission for free when they are available on the Securities and Exchange Commission's Web site at http://www.sec.gov. Also, if you write us or call us at the below address and phone number, we will send you the joint proxy statement/prospectus for free when it is available.

      You can call us at (781) 622-1111, or write to us at:

      Investor Relations Department
      Thermo Cardiosystems Inc.
      81 Wyman Street, P.O. Box 9046
      Waltham, MA 02454-9046

The portions of this news release that relate to future plans, events, or performance are forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the proposed transaction between Thermo Cardiosystems and Thoratec and the benefits thereof, government regulatory approval processes, and market acceptance of new products. These factors, and others, are discussed more fully under the heading "Risk Factors" in Thoratec's Registration Statement on Form S-4 [File No. 333-49120] filed with the Securities and Exchange Commission on December 29, 2000, and in both companies' other filings with the Securities and Exchange Commission. Actual results, events, or performance may differ materially. These forward-looking statements speak only as of the date hereof. None of Thermo Cardiosystems, Thoratec, or Thermo Electron undertakes any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

                                    # # #